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EXHIBIT 11.1 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


Second Bancorp Incorporated and Subsidiaries
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                                                                    For the Three Months Ended
                                                                  -------------------------------
                                                                    March 31           March 31
                                                                      2003               2002
                                                                  ------------       ------------
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                                     11,041,279         10,856,360
Less: Treasury shares                                               (1,419,570)          (911,689)
                                                                  ------------       ------------
Net weighted average shares outstanding                              9,621,709          9,944,671
                                                                  ============       ============

Net income                                                        $      8,661       $      4,683
                                                                  ============       ============
Basic Earnings Per Share                                          $       0.90       $       0.47
                                                                  ============       ============

DILUTED:
Weighted  average shares issued                                     11,041,279         10,856,360
Less: Treasury shares                                               (1,419,570)          (911,689)
Net effect of dilutive stock options - based on the treasury
  stock method using average market price                               93,852            110,087
                                                                  ------------       ------------
                                                                     9,715,561         10,054,758
                                                                  ============       ============

Net income                                                        $      8,661       $      4,683
                                                                  ============       ============
Diluted Earnings Per Share                                        $       0.89       $       0.47
                                                                  ============       ============

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